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                                     EXHIBIT
                                 ITEM 23 (J)(1)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Selected American Shares, Inc., Selected Special Shares, INC., AND Selected Capital Preservation Trust;

We consent to the use of our report dated February 5, 1999 incorporated by reference in this Registration Statement of Selected Funds and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            -----------------------------------
                                            /s/ KPMG LLP


Denver, Colorado
April 26, 1999